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                                                                   EXHIBIT 23.01



                         CONSENT OF INDEPENDENT AUDITORS


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
   HMG WORLDWIDE CORPORATION


     We consent to the incorporation by reference in the Registration Statement Form S-8 of HMG Worldwide Corporation of our report dated March 26, 2001, except for Note 2 and Note 5, "Revolving Credit Facility and Term Loan" as to which the date is April 16, 2001, relating to the consolidated financial position of HMG Worldwide Corporation and consolidated subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of HMG Worldwide Corporation.



                                                     Friedman Alpren & Green LLP




New York, New York
July 19, 2001